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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1999




                            Capital Properties, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Rhode Island                     0-3960                    05-0386287
----------------------------         ----------------        -------------------
(State or other jurisdiction         (Commission File          (I.R.S. Employer
     of incorporation)                   Number)             Identification No.)


100 Dexter Road, East Providence, Rhode Island                     02914
----------------------------------------------               -----------------
    Address of principal executive offices)                      (Zip Code)



                                 (401) 435-7171
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS

         On December 2, 1999, the Supreme Court of Rhode Island affirmed the judgment of the Superior Court ordering the State of Rhode Island to pay a condemnation award owed to the Company. In addition, the Supreme Court struck down as illegal certain tax assessments, back taxes and interest imposed by the City of Providence based on property values determined in the condemnation proceedings. The Supreme Court also affirmed the judgment of the Superior Court that the Company was the lawful owner of Parcel 9 and that the City of Providence was without authority to condemn Parcel 9.

         The condemnation award relates to a 1987 condemnation by the State of certain property owned by the Company. In 1998, the Company filed a petition in the Rhode Island Superior Court for an increased condemnation award alleging that the 1987 award paid by the State was inadequate. The December 2, 1999 ruling by the Supreme Court was the culmination of those proceedings and multiple appeals. In its ruling, the Supreme Court ordered the State to pay to the Company by December 22, 1999, 50% of the condemnation award which together with interest thereon amounts to approximately $6,700,000.

         At the time of the condemnation, the Company and the State entered into an agreement (the "1987 Agreement") setting forth the State's obligations with regard to the condemnation and requiring the Company to pay 50% of the condemnation award to the State as consideration of the conveyance to the Company of Parcel 9. Before the Supreme Court, the Company's counsel, at the Company's direction, offered to allow the State of Rhode Island to retain the other 50% of the condemnation award plus the interest thereon until the Company's claims with respect thereto can be litigated. The Company believes that the State may have breached the 1987 Agreement. The Company also contends that interest on the condemnation award is not subject






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to the rebate requirement and disputes the adequacy of the interest. The Company fully anticipates litigating these issues with the State of Rhode Island.

         This Report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements represent the Company's expectations or beliefs concerning the matters reported herein. The Company cautions that there are uncertainties associated with the payment of the full condemnation award and related interest.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Press Release issued on December 2, 1999

         (b)      Letter to Shareholders dated December 2, 1999







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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Capital Properties, Inc.
                                             ------------------------
                                                  (Registrant)



Date: December 8, 1999                By:      /s/ Barbara J. Dreyer
                                         --------------------------------------
                                               Barbara J. Dreyer,
                                               Treasurer